EXHIBIT 21
CURRENT LIST OF SUBSIDIARIES OF REGISTRANT

Advanta Corp. (DE)
Advanta National Corp. (DE)
Advanta National Bank
Advanta Bank Corp. (UT)
Advanta Business Receivables Corp. (NV)
Advanta Credit Card Receivables Corp. (NV)
Advanta GP Corp. (DE)
Advanta Partners LP (PA)
Advanta 101 GP Corp. (DE)
Advanta Partners 101 LP (PA)
Advanta GP II Corp. (DE)
Advanta GCF GP Corp. (DE)
Advanta Growth Capital Fund LP (DE)
Advanta Investment Corp. (DE)
Advanta Investment Corp. II (DE)
GoodCompany.com LLC (PA)
Advanta Information Services, Inc. (DE)
Advanta International Corporation I (DE)
Advanta International Corporation II (DE)
Advanta UK
Advanta Business Services Holding Corp. (DE)
Advanta Business Services Corp. (DE)
Advanta Leasing Receivables Corp. VI (NV)
Advanta Service Corp. (DE)
Advanta Shared Services Corp. (DE)
Advanta Capital LLC (DE)
Coltex Leverage Lease Corporation I (DE)
TSLL Jedobert Cal, Inc. (DE)
Advanta Insurance Company (AZ)
Advanta Life Insurance Company (AZ)
Advanta Insurance Agency Inc. (DE)
First Advanta Insurance Agency Inc. (PA)
Advanta Advertising, Inc. (DE)
ADVANTENNIS Corp. (DE)
Advanta Capital Trust I
Advanta Mortgage Holding Company (DE)
Advanta Auto Finance Corporation (NV)
Advanta Mortgage Corp. USA (DE)
Advanta Finance Corp. (NV)